EXHIBIT 1.1


                           PLACEMENT AGENCY AGREEMENT

                                                                  April 3, 2002

A.G. Edwards & Sons, Inc.
As Representative of the Placement Agents
One North Jefferson Avenue
St. Louis, Missouri 63103

        The undersigned, Valence Technology, Inc., a Delaware corporation (the "COMPANY"), hereby addresses you as the representative (the "REPRESENTATIVE") of each of the persons, firms and corporations listed on SCHEDULE I hereto (collectively, the "PLACEMENT AGENTS") and confirms its agreement with you as follows:

        1. DESCRIPTION OF SHARES. The Company has engaged the Representative in connection with the structuring and issuance of securities of the Company in the form of common stock, convertible preferred stock, warrants or other equity linked securities (the "SECURITIES") pursuant to that certain Engagement Letter, dated February 19, 2002, between the Company and A.G. Edwards & Sons, Inc. (the "ENGAGEMENT LETTER"). Pursuant to such engagement, the Company proposes to issue and sell, to certain investors (collectively, the "INVESTORS"), shares (the "SHARES") of its Common Stock, par value $0.001 per share, in a public offering under the registration statement (Registration No. 333-67942) on Form S-3. The Company desires to engage the Placement Agents as its placement agents in connection with such issuance and sale. The Shares are more fully described in the Prospectus hereinafter defined.

        2. AGREEMENT TO ACT AS PLACEMENT AGENTS; DELIVERY AND PAYMENT. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Placement Agents agree to act as the Company's exclusive placement agents to assist the Company, on a best efforts basis, in connection with the proposed issuance and sale by the Company of the Shares to the Investors. The Company shall pay to the Placement Agents concurrently with the Closing (as defined below): (i) 3% of the gross proceeds received by the Company from any sale of Shares to the investors listed on SCHEDULE II hereto; and (ii) 6% of the gross proceeds received by the Company from the sale of Shares to any other Investor (collectively, the "PLACEMENT FEE").

        Prior to the closing of the transactions contemplated by this Agreement, the Company, the Placement Agents and a bank, trust or escrow company mutually acceptable to the Company and the Representative, acting as escrow agent (the "ESCROW AGENT"), shall enter into an Escrow Agreement in form and substance mutually acceptable to the Company and the Representative (the "ESCROW AGREEMENT"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "ESCROW ACCOUNT"). Prior to the Closing Date, (i) each of the Investors will deposit in the Escrow Account an amount equal to the purchase price of $2.70 per Share multiplied by the number of Shares purchased by it, and (ii) the Escrow Agent will notify the Company and the Representative in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of 1,851,852 Shares offered by the Company (the "REQUISITE FUNDS").

        After receiving notice from the Escrow Agent that it has received the Requisite Funds, the Company will deliver definitive certificates for the Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("EDWARDS' OFFICE"), or such other place as you and the Company may mutually agree upon, for the accounts of the Investors against payment from the Escrow Account to the Company of the purchase price for the Shares less the aggregate Placement Fee and payment from the Escrow Account to the Placement Agents of the Placement Fee, each as provided in the Escrow Agreement. The closing of the sale and issuance of the Shares (the "CLOSING") shall occur at One North Jefferson Avenue, St. Louis, Missouri 63103, or at such other place as may be agreed upon between you and the Company (the "PLACE OF CLOSING"), at 10:00 a.m., New York time, on April 8, 2002, or at such other time and date not later than one full business day thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "CLOSING DATE."

        The certificates for the Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be registered in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

        It is understood that the Company proposes to offer the Shares to the Investors upon the terms and conditions set forth in the Prospectus hereinafter defined.

        3. [INTENTIONALLY OMITTED]

        4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

        (a) The Company represents and warrants to and agrees with the Placement Agents that:

            (i) The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement (Registration No. 333-67942) on Form S-3 for the registration of equity securities of the Company, including the Shares, which has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations thereunder (the "1933 ACT RULES AND REGULATIONS") of the SEC. Such registration statement has been declared effective by the SEC. The Company meets the requirements for use of Form S-3 under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the

        Company to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "REGISTRATION STATEMENT" as used herein means the registration statement as amended at the time it became effective under the 1933 Act (the "EFFECTIVE DATE"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an "ABBREVIATED REGISTRATION STATEMENT"), the term "REGISTRATION STATEMENT" as used in this Agreement includes the Abbreviated Registration Statement. The term "PROSPECTUS" as used herein means the prospectus constituting a part of the Registration Statement and included in the Registration Statement at the Effective Date, as supplemented by each prospectus supplement relating to the offering of the Shares, including any such prospectus supplement filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations (the "PROSPECTUS SUPPLEMENT") and including any information and documents included therein by reference pursuant to
        Item 12 of Form S-3 under the 1933 Act. The term "PRELIMINARY PROSPECTUS" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement, including any such preliminary prospectus supplement relating to the Shares filed by the Company pursuant to the 1933 Act containing a "subject to completion" legend as described in paragraph 10 of Item 501 of Regulation S-K of the 1933 Act Rules and Regulations. For purposes of this Agreement, the words "AMEND," "AMENDMENT," "AMENDED," "SUPPLEMENT" or "SUPPLEMENTED" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be; as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

            (ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, an any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, written information relating to the Placement Agents furnished to the Company by the Placement Agents expressly for use in the preparation thereof (as provided in SECTION 13 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The documents incorporated by reference in the Prospectus pursuant to
        Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the rules and regulations adopted by the SEC thereunder (the "1934 ACT RULES AND Regulations"). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations. As of the date filed, no incorporated document contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (the "EXCEPTIONS").

            (iv) The Company and its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "MATERIAL ADVERSE EFFECT" as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

            (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Other than as set forth in the Prospectus and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

            (vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's certificate of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase of the Shares by the Investors.

            (vii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's certificate of incorporation, by-laws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

            (viii) The statements set forth in the Prospectus describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, will be accurate, complete and fair.

            (ix) Except as described in the Prospectus, each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("PERMITS") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("NOTICES") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the

        Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit, or to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("APPROVALS") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

            (x) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its subsidiaries have made all necessary payroll tax payments and are current and up-to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect.

            (xi) Except as described in the Prospectus: (A) the Company and its subsidiaries own or possess adequate patents, patent licenses, copyrights, trademarks, service marks and trade names necessary to conduct the business now operated by them; (B) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, copyrights, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (C) the Company has conducted searches of the United States patents of record and published foreign patents issued to third parties that may interfere with any of the Company's or its subsidiaries' patents or patent applications and it has determined that none of the Company's or its subsidiaries' patents or patent applications interfere with any other United States patents or United States patent applications which correspond to published foreign patents; (D) the Company has conducted an infringement search and determined that no patent held by any third party is infringed by the activities of the Company and its subsidiaries; (E) there are no pending, or to the Company's knowledge, threatened judicial proceedings or interference proceedings challenging the Company's or its subsidiaries' rights in or to or the validity of the scope of any of the Company's or its subsidiaries' patents, patent applications or proprietary information; and (F) no other entity or individual has any right or claim in any of the Company's or its subsidiaries' patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or by any non-contractual obligation, other than by written licenses granted by the Company.

            (xii) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any of its subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

            (xiii) Except as described in the Prospectus, to the best knowledge of the Company, there is no factual basis for any action, suit or other proceeding involving the Company or any of its subsidiaries or any of their material assets for any failure of the Company or any of its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is, to the best knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in ss.9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.

            (xiv) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

            (xv) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any pension plan or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (xvi) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (xvii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

            (xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

            (xix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT").

            (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

            (xxi) Deloitte & Touche LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. PricewaterhouseCoopers LLP, on the dates and during the periods for which it certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement or Prospectus, was an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein when read in connection with the Company's financial statements and the related notes and other information contained therein.

            (xxii) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or the Placement Agents for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

            (xxiii) The Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or documents incorporated therein by reference.

            (xxiv) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

        (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

        5. ADDITIONAL COVENANTS. The Company covenants and agrees with the Placement Agents that:

        (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

        (b) The Company has furnished or will deliver to the Placement Agents and counsel for the Placement Agents, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Placement Agents, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Placement Agents. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or by Rule 424(b) of the 1933 Rules and Regulations. The Company will promptly notify the Placement Agents of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or preliminary prospectus supplement or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares by the Company if the document would be deemed to be incorporated by reference into the Registration Statement or the Prospectus, of which the Placement Agents shall not previously have been advised and furnished with a copy or to which the Placement Agents shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

        (d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Placement Agent or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

        (e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Placement Agent or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Placement Agents shall occur as a result of which, in the opinion of the Company or the Placement Agents, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Placement Agents a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

        (f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Placement Agent or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Placement Agents may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

        (g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

        (h) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Placement Agent or dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of five years from the Closing Date, deliver to each of the Placement Agents at its principal executive office a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company will deliver to the Placement Agents similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

        (i) During the period beginning from the date of this Agreement and continuing to and including the date that is 30 days after the Closing Date, the Company will not, without the prior written consent of the Placement Agents, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any equity securities of the Company, except for the Shares; provided, however, that the Company may issue, or grant options to purchase, shares of Common Stock pursuant to any option plan existing on the date hereof.

        (j) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

        (k) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement or the Prospectus.

        (l) Prior to the Closing Date, the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus or incorporated by reference therein.

        (m) Except as required by law, prior to the Closing Date, the Company will issue no press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent. In the event that any such disclosure is required by law, the Company will promptly notify you of such required disclosure prior to issuing any press release or other communication or holding any press conference, and, to the extent reasonably practicable, the Company will permit you to comment on any press release or other communication.

        (n) The Company will use its best efforts to obtain approval for, and maintain the quotation of the Shares on, The Nasdaq National Market.

        (o) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (iii) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (iv) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

        (p) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 9:00 p.m., St. Louis time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

        6. CONDITIONS OF CLOSING. The Closing shall be subject to the accuracy, in all material respects, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance, in all material respects, by the Company of its covenants and obligations hereunder, and to the following additional conditions, and the Company shall not issue or sell the Shares unless and until all of the conditions of this SECTION 6 shall have been satisfied or waived by the
Representative:

        (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Placement Agents; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of
(x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Placement Agents. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Placement Agents, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.

        (b) The Placement Agents shall not have advised the Company on or prior to the Closing Date, that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Placement Agents, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) On the Closing Date, you shall have received the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, addressed to you and dated the Closing Date, to the effect that:

            (i) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. The Company has the corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified and in good standing as a foreign corporation in the jurisdictions identified on SCHEDULE III attached hereto.

            (ii) The Company has authorized capital stock as set forth under the caption "General Description of Securities" in the Registration Statement and the description of the Company's common stock contained in its registration statement on Form 8-A under Section 12 of the Exchange Act filed April 2, 1992, including any amendment or reports filed for the purpose of updating such description. All outstanding shares of Common Stock of the Company issued by the Company since May 31, 1992 and the Shares conform, or when issued and paid for in the manner described in this Agreement, will conform, as to legal matters to the description thereof in the Registration Statement and have been, or when delivered and paid for in the manner described in this Agreement, will be duly authorized, validly issued , fully paid and are non assessable. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market. To such counsel's knowledge, except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

            (iii) The issuance of the Shares to be purchased from the Company under this Agreement is not subject to (a) preemptive or similar rights or (b) any restriction upon the voting or transfer thereof, in each case pursuant to an Included Law (as hereinafter defined) or the certificate of incorporation or bylaws of the Company or any contract filed as an exhibit to the Transaction Documents.

            (iv) Other than as described in the Transaction Documents, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to: (i) require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or (ii) require the Company to include such securities in (a) the securities registered pursuant to the Registration Statement or (b) any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

            (v) The Company is not and, after giving effect to the offering and sale of the Shares as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended. The Company is not and, after giving effect to the offering and sale of the Shares as described in the Prospectus, will not be a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under any of the Included Laws to be obtained or made by the Company for the due execution and delivery of this Agreement by the Company and the performance of its obligations thereunder in connection with the sale of the Shares by the Company, except for (a) such as may be required under any foreign securities laws, or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Investors or the Placement Agents, as to which we express no opinion,
        (b) such as have been made or obtained under the 1933 Act, (c) such approvals as may be required by the rules and regulations of the National Association of Securities Dealers, Inc. and (d) such consents, approvals, authorizations and orders as have been duly obtained on or prior to the date hereof and are in full force and effect.

            (vii) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions therein contemplated will not, (a) result in a violation of any Included Law,
        (b) result in a violation of any order, writ, judgment or decree issued by any court or government agency known to us and applicable to the Company or any of its properties, (c) result in a violation of the certificate of incorporation or bylaws or similar charter documents of the Company, (d) breach or result in a default or result in the acceleration of or entitle any party to accelerate under any contract filed as an exhibit to the Transaction Documents or (e) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract filed as an exhibit to the Transaction Documents.

            (viii) The Registration Statement was declared effective under the 1933 Act as of August 27, 2001; any required filing of the Prospectus or of any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to such counsel's knowledge, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the applicable 1933 Act Rules and Regulations and the applicable 1934 Act Rules and Regulations, it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

            (ix) The descriptions in the Registration Statement under the caption "General Description of Securities;" "Item 15. Indemnification of Directors and Officers" in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, filed July

        2, 2001, as amended by the amendment thereto on Form 10-K/A filed July 30, 2001 under the captions "Licensing Our Technology," "Third Party Relationships," "Legal Proceedings," "Executive Compensation," and "Certain Relationships and Related Transactions;" and in the Prospectus Supplement under the captions "Cautionary Statements and Risk Factors" and "Related Party Transactions" in each case insofar as such statements constitute a summary of the legal matters (with respect to Included
        Laws), documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects (such counsel need not express any opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or the Prospectus Supplement). To such counsel's knowledge, there are no Included Laws, contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Regulations which have not been accurately and completely described or filed as required or incorporated by reference, it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

            (x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

            (xi) Based solely upon a certificate from an officer of the Company, and such counsel's review of the Company's Certificate of Incorporation, the conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

            (xii) To such counsel's knowledge, the Company is not in violation or default of its certificate of incorporation or bylaws and is not in breach of or default of any contract filed as an exhibit to the Transaction Documents.

            (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending against the Company which are of a character required to be described in the Registration Statement and the Prospectus and which have not been properly described therein.

        Such counsel shall confirm that in connection with the preparation of the Registration Statement and Prospectus, prior to the filing of the Registration Statement and Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the Placement Agents, and representatives of the independent auditors for the Company, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished by the Company. Based on such counsel's participation in such conferences and conversations, such counsel's review of such records and documents, such counsel's understanding of the U.S. federal securities laws and the experience gained by such counsel through their practice thereunder, such counsel shall confirm that no facts have came to their attention that would lead them to believe (i) that any part of the Registration Statement (except as to financial statements, statistical data related to such financial statements and scheduels and other financial data contained therein, as to which such counsel need not express any opinion), as of the Effective Date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements, statistical data related to such financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion) as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than State of Delaware, the State of California or the United States, upon opinions addressed to the Placement Agents of other counsel satisfactory to them and Gibson, Dunn & Crutcher LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Placement Agents are justified in relying thereon.

        (d) You shall have received on the Closing Date, from Gibson, Dunn & Crutcher LLP, counsel to the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this SECTION 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

        (e) You shall have received at or prior to the Closing Date from Gibson, Dunn & Crutcher LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Company of the Shares under state securities or Blue Sky laws of such jurisdictions as the Placement Agents may have designated to the Company.

        (f) On the business day immediately preceding the Closing Date, you shall have received from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, letters, dated the business day immediately preceding the Closing Date, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, and the 1934 Act Rules and Regulations, and stating to the effect set forth in
Schedule IV hereto.

        (g) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

        (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company's securities on The Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

        (i) You shall have received certificates, dated the Closing Date and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

            (i) the condition set forth in SECTION 6(A) has been fully satisfied;

            (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

            (iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

            (v) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

            (vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any material change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

            (vii) there has not been any change or decrease specified in paragraphs (iii)(E) or (iii)(F) of the letter or letters delivered to the Placement Agents referred to in SECTION 6(F) above, except those changes and decreases that are disclosed therein; and

            (viii) covering such other matters as you may reasonably request.

        (j) The Company shall have furnished to you at the Closing Date such further information, opinions, certificates, letters and documents as you may have reasonably requested.

        (k) The Shares shall have been approved for trading upon official notice of issuance on The Nasdaq National Market.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to Gibson, Dunn & Crutcher LLP, counsel for the Placement Agents. The Company will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

        If any of the conditions specified above in this SECTION 6 shall not have been satisfied at or prior to the Closing Date or waived by you in writing, this Agreement may be terminated by you on notice to the Company, whereupon the Company shall not issue or sell the Shares.

        7.     INDEMNIFICATION AND CONTRIBUTION.

        (a) The Company will indemnify and hold harmless the Placement Agents from and against any losses, damages or liabilities, joint or several, to which the Placement Agents may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Placement Agents for any legal or other expenses incurred by the Placement Agents in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to SECTION 7(C) hereof) any such settlement is effected with the written consent of the Company); PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus relating to the Shares in reliance upon and in conformity with written information relating to the Placement Agents furnished to the Company by the Placement Agents expressly for use in the preparation thereof (as provided in SECTION 13 hereof).

        (b) Each of the Placement Agents, severally and not jointly, will indemnify and hold harmless the Company from and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus relating to the Shares, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus relating to the Shares in reliance upon and in conformity with written information relating to such Placement Agent furnished to the Company by such Placement Agent expressly for use in the preparation thereof (as provided in SECTION 13 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to SECTION 7(C) hereof) any such settlement is effected with the written consent of the Placement Agents).

        (c) Promptly after receipt by an indemnified party under SECTION 7(A) or 7(B) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under SECTION 7(A) or 7(B) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under SECTION 7(A) or 7(B) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under SECTION 7(A) or 7(B) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under SECTION 7(A) or 7(B) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under SECTION 7(A) or 7(B) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
SECTION 7(A) or 7(B) hereof effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d) If the indemnification provided for in this SECTION 7 is by its terms due and owing but is unavailable or insufficient to indemnify or hold harmless an indemnified party under SECTION 7(A) or 7(B) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under SECTION 7(A) or 7(B) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the respective Placement Agents, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under SECTION 7(C) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the respective Placement Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the portion of the total Placement Fee received by each Placement Agent. The relative fault, as applicable, of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agents, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this SECTION 7(D) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this SECTION 7(D). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this SECTION 7(D) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 7(D), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were sold to the Investors exceeds the amount of any damages that the Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this SECTION 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any of the Placement Agents within the meaning of the 1933 Act; and the obligations of the Placement Agents under this SECTION 7 shall be in addition to any liability that the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act

        (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this SECTION 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this SECTION 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

        8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Company and the Placement Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agents or any controlling person of the Placement Agents, the Company or any of its officers, directors or any controlling persons, and shall survive the Closing.

        9. ENGAGEMENT PERIOD. Pursuant to the Engagement Letter, if the Company sells or agrees to sell (x) any Securities (including the Shares) within the six-month period immediately following the Closing Date or the date that this Agreement is terminated pursuant to SECTION 10 hereof and (y) any Securities (other than the Shares) prior to, on or within the six month period immediately following the Closing Date or the date this Agreement is terminated pursuant to
SECTION 10 hereof, then in each case the Company shall pay to the Representative upon the closing of such sale (public or private) a placement fee equal to the greater of: (i) $500,000 or (ii) the sum of (A) 3% of the aggregate gross purchase price of the Securities sold to any of the Investors listed on Schedule II hereto and (B) 6% of the aggregate gross purchase price of the Securities sold to any other investors. By way of clarification, the six month period provided for in this SECTION 9 restates and is not in addition to the six month period provided for in the Engagement Letter, and the fees and expenses provided for in this Agreement are in accordance with and not in addition to those provided for in the Engagement Letter.

        10.    EFFECTIVE DATE AND TERMINATION.

        (a) This Agreement may be terminated: (i) by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in
SECTION 6 hereof shall not have been satisfied on or prior to the Closing Date or (ii) by either party if the Escrow Agent does not receive the Requisite Funds on or before April 9, 2002. Any such termination shall be without liability of any party to any other party except as provided in SECTION 7, SECTION 9 and
SECTION 11 hereof.

        (b) If either party terminates this Agreement as provided in SECTION 10(A), such party shall notify the other party by telephone, facsimile or telegram, confirmed by letter.

        11. COSTS AND EXPENSES. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under SECTION 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Investors of the Shares, the filing fees of the SEC, the fees and expenses of the Company's counsel and accountants and the fees and expenses of counsel for the Placement Agents, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the delivery and shipping of this Agreement and other offering documents, including the Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Placement Agents, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Placement Agents relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on The Nasdaq National Market, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Placement Agents will bear and pay any tombstone advertising costs and expenses of producing lucites containing a tombstone advertisement that are incurred by the Placement Agents incident to the public offering of the Shares. The Company shall reimburse the Placement Agent(s) within 10 days of receiving an invoice (and such other supporting documentation as may be reasonably requested by the Company) from any Placement Agent for such costs and expenses.

        12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Placement Agents shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Spencer Burke, Director, Corporate Finance, facsimile number (314) 955-4775, with a copy to Doug Kelley, General Counsel, facsimile number (314) 955-5913, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to Valence Technology, Inc., 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730, Attention: Stephan B. Godevais, President and Chief Executive Officer, facsimile number (512) 527-2910.

        13. INFORMATION FURNISHED BY PLACEMENT AGENTS. The Company acknowledges and agrees that the statements set forth under the caption "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Placement Agents for use in the preparation of the Prospectus as referred to in SECTION 4(A)(II) and SECTION 7 hereof.

        14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company and, to the extent provided in SECTIONS 7 and 8, the officers and directors of the Company and each person who controls the Company or the Placement Agents and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity.

        15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        17. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

        18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Placement Agents.

                                             VALENCE TECHNOLOGY, INC.



                                             By:  /S/ KEVIN MISCHNICK
                                                 -----------------------------

                                             Title: V.P. OF  FINANCE
                                                   ---------------------------

        Accepted in St. Louis,
        Missouri as of the date
        first above written.

        A.G. EDWARDS & SONS, INC.
          as Representative of the Placement Agents



        By:  /S/ ALBERT BENDER
            ---------------------------------

        Title:  MANAGING DIRECTOR
                -----------------------------


                                    Page S-1

                                   SCHEDULE I

                                PLACEMENT AGENTS

        A.G. Edwards & Sons, Inc.

        Wm Smith Securities, Incorporated

                                   SCHEDULE II

                                CERTAIN INVESTORS

                                  SCHEDULE III

                             FOREIGN QUALIFICATIONS

                                   SCHEDULE IV



        Pursuant to SECTION 6(F) of the Placement Agency Agreement, Deloitte & Touche LLP and PricewaterhouseCoopers LLP shall furnish letters to the Placement Agents to the effect that:

        (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

        (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, pro forma financial information examined) by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Placement Agents.

        (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

            (B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus.

            (C) the unaudited financial statements which were not included or incorporated by reference in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus.

            (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Placement Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

            (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by the Placement Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agents, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

        (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agents, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Placement Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.